                                                                Exhibit 99(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.

-------------------------------------     -------------------------------------

 FOR THIS TYPE OF       GIVE THE
 ACCOUNT:               SOCIAL SECURITY
                        NUMBER OF--
-------------------------------------------
  1. An individual's    The individual
     account
  2. Two or more        The actual owner
     individuals        of the account or,
     (joint account)    if combined funds,
                        the first
                        individual on the
                        account(1)
  3. Custodian          The minor(2)
     account of a
     minor (Uniform
     Gift to Minors
     Act)
  4. a. The usual       The grantor-
        revocable       trustee(1)
        savings trust
        account
        (grantor is
        also trustee)
     b. So-called       The actual owner(1)
        trust account
        that is not a
        legal or
        valid trust
        under State
        law
  5.   Sole             The owner(3)
       proprietorship
       account

                                                                                                           GIVE THE EMPLOYER
 FOR THIS TYPE OF ACCOUNT:                                                                                 IDENTIFICATION
                                                                                                           NUMBER OF--
                                          --------------------------------------------------------------
  6. Sole proprietorship account                                                                           The owner(3)
  7. A valid trust, estate, or                                                                             Legal entity (Do
       pension trust                                                                                       not furnish the
                                                                                                           identifying number
                                                                                                           of the personal
                                                                                                           representative or
                                                                                                           trustee unless the
                                                                                                           legal entity
                                                                                                           itself is not
                                                                                                           designated in the
                                                                                                           account title.)(4)
  8. Corporate account                                                                                     The corporation
  9. Religious, charitable, or educational organization account                                            The organization
 10. Partnership account held in the name of the business                                                  The partnership
 11. Association, club or other tax-exempt organization                                                    The organization
 12. A broker or registered nominee                                                                        The broker or
                                                                                                           nominee
 13. Account with the Department of Agriculture in the name of a public entity (such as a State or local   The public entity
     governmental school district or prison) that receives agricultural program payments

-------------------------------------     -------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file US tax returns), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on interest, dividends, and broker transactions payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency, or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a).

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals.

  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenants bonds under section 1451.

 . Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security
Administration of the name change, please enter your first name, the last name shown on your social security card and your new last name.

SOLE PROPRIETOR.--You must enter your individual name. (Enter either your SSN or EIN in Part 1). You may also enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

PART I--TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on page 20 for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under HOW TO GET A TIN on page 2.

PART II--FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

  If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

PART III--CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign.

  1. Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983. You must give your correct TIN, but you do not have to sign the certification.

  2. Interest, Dividend, Broker, and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out Item 2 in the certification before signing the form.

  3. Real Estate Transactions. You must sign the certification. You may cross out Item 2 of the certification.

  4. Other Payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

  5. Mortgage Interest Paid by You, Acquisitions or Abandonment of Secured Property, Cancellation of Debt, or IRA Contributions. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties may also apply.